10f-3 REPORT

SB Capital and Income Fund

January 1, 2003 to June 30, 2003

Issuer: Tyco International Group, 2.750% due 1/15/18
Trade Date: 1/7/2003
Selling Dealer: Morgan Stanley
Amount:  10,000,000.00
Price: 100.00
% of Issue (1): 0.34% A

(1) Represents purchases by all affiliated mutual funds; may not exceed 25% of the principal amount of the offering.
A - Includes purchases of 5,500,000.00 by other Smith Barney Mutual
    Funds.

10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
Banc of America Securities LLC
Credit Suisse First Boston Corp
Goldman Sachs & Co
JP Morgan Securities
Morgan Stanley
Salomon Smith Barney

Co-Managers (s):
ABN Amro Rothschild
CIBC World Markets
SG Cowen Securities Corp



Issuer: American Electric Power Inc
Trade Date: 2/27/2003
Selling Dealer: JP Morgan
Amount:  102,000.00
Price: 20.95
% Received by Fund: 0.20%
% of Issue (1): 2.50% B

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
B - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of 1,148,800.00.

10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
JP Morgan
Salomon Smith Barney

Co-Managers (s):
BNP Paribas
Danske Markets
Goldman Sachs & Co
Lehman Brothers
McDonald Investments Inc
Morgan Stanley
UBS

Co-Lead Manager(s):
Banc of America Securities LLC



Issuer:  Willis Group Holding LTD
Trade Date:  4/30/2003
Selling Dealer: CS First Boston, Neuberger Bergman, Keefe Bruyette & Woods
Amount:   39,500.00
Price:  31.00
% Received by Fund: 0.18%
% of Issue (1): 2.43% C

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
C - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of 484,500.00.


10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
Banc of America Securities LLC
Credit Suisse First Boston Corp
JP Morgan Securities

Co-Managers (s):
Citigroup
Merrill Lynch & Co
Morgan Stanley
UBS

Co-Lead Manager(s):
Cochran Caronia & Co
Dowling & Partners Securities LLC
Fox-Pitt Kelton Inc
Janney Montgomery Scott
Keefe Bruyette & Woods
Neuberger Berman LLC
Sandler O'Neill & Partners



Issuer:  Southern Union Co
Trade Date:  6/5/2003
Selling Dealer: JP Morgan
Amount:   142,900.00
Price:  16.00
% Received by Fund: 1.50%
% of Issue (1): 2.11% D

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
D - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of  57,100.00

10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
JP Morgan
Merrill Lynch & Co

Co-Managers (s):
Credit Lyonnais Securities (USA) In
Credit Suisse First Boston Corp
Gilford Securities Inc
Jefferies & Co
Wells Fargo Securities

Co-Lead Manager(s):
Citigroup
Fleet Securities